THE SOMERSET GROUP, INC.        CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(Unaudited)

                                                   Capital   Accumulated
                                                   in Excess   Other
                                         Common    of Stated Comprehens  Retained    Treasury
                                         Stock       Value     Income    Earnings     Shares      Total
Balance January 1, 1997, restated      $1,836,000 $3,713,000      $     $26,048,000    $        $31,597,000

Comprehensive Income:
Net income, 9 months ended Sept. 30        ---         ---        ---     1,722,000               1,722,000
Unrealized losses on short-term
  investments, net of deferred
  income taxes                              ---        ---      (7,000)      ---                     (7,000)
                                                                                                  ---------
    Total comprehensive income                                                                    1,715,000
Shares of common stock issued              39,000    291,000      ---        ---                    330,000
Shares of common stock retired            (13,000)  (436,000)     ---        ---                   (449,000)
Cash dividends paid                         ---        ---        ---      (462,000)               (462,000)
Equity in other capital changes
  of First Indiana Corporation,
  net of deferred income taxes              ---        ---        ---       (48,000)                (48,000)
                                        ---------  ---------    ------   ----------              ----------
Balance September 30, 1997, restated    1,862,000  3,568,000    (7,000)  27,260,000              32,683,000

Comprehensive Income:
Net income October 1 to December 31,        ---        ---        ---       814,000                 814,000
Unrealized gains on short-term
  investments, net of deferred
  income taxes                              ---        ---     (15,000)      ---                    (15,000)
                                                                                                   --------
    Total comprehensive income                                                                      799,000
Shares of common stock retired             (7,000)   (19,000)     ---        ---                    (26,000)
Cash dividends paid                         ---        ---        ---        ---                       ---
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes                     ---        ---        ---         4,000                   4,000
                                        ---------  ---------   -------   ----------              ----------
Balance December 31, 1997, restated     1,855,000  3,549,000   (22,000)  28,078,000              33,460,000

Comprehensive Income:                                                                          ---
Net income, 9 months ended Sept. 30,        ---        ---        ---     2,210,000               2,210,000
Unrealized gain on short-term                                                                  ---
investments, net of deferred
income taxes                                ---        ---      24,000       ---                     24,000
Tax benefit of stock options exercised      ---        ---      93,000       ---                     93,000
                                                                                                  ---------
   Total comprehensive income                                                                     2,327,000
Shares of common stock issued               7,000    (45,000)     ---        ---      126,000        88,000
Purchase of treasury shares                 ---        ---        ---        ---     (297,000)     (297,000)
Cash dividends paid                         ---        ---        ---      (522,000)               (522,000)
Equity in other capital changes of
  First Indiana Corporation, net of
  deferred income taxes                     ---        ---        ---       (31,000)                (31,000)
                                        ---------  ---------    ------   ----------   -------    ----------
Balance September 30, 1998             $1,862,000 $3,504,000   $95,000  $29,735,000 ($171,000)  $35,025,000
                                        =========  =========    ======   ==========   =======    ==========
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See accompanying Notes to Consolidated Financial Statements.

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